EXHIBIT 23

Stowe & Degon

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42915, of A.T. Cross Company on Form S-8 of our report dated June 9, 2008, appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the year ended December 31, 2007.

STOWE & DEGON

Westborough, Massachusetts

June 24, 2008

95A TURNPIKE ROAD * WESTBOROUGH, MASSACHUSETTS 01581
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